# MILLER ENERGY RESOURCES

**Estimated Future Reserves**

**and Income**

**As of April 30, 2014**

RALPH E. DAVIS
ASSOCIATES, INC

RALPH E. DAVIS
ASSOCIATES, INC.

July 8, 2014

Miller Energy Resources
3651 Baker Highway
P.O. Box 130
Huntsville, TN 37756

Attn: Mr. Deloy Miller

Gentlemen,

At the request of Miller Energy Resources ("Miller") the firm of Ralph E. Davis Associates, Inc. ("Davis") of Houston, Texas USA has prepared an estimate of the oil and natural gas reserves on specific leaseholds in which Miller has interest. The leaseholds include Miller properties as well as acquired Tennessee properties from ETC, Inc. ("ETC"), ETC LLC II ("ETC II") and KTO ("KTO"). This report presents our estimate of the proved developed producing reserves anticipated to be produced from those leaseholds and remaining as of April 30, 2014. The subject properties are located in the State of Tennessee, USA. This report was completed on July 8, 2014.

Davis has reviewed 100% of Miller's proved properties located in Tennessee. It is our opinion that these properties represent all of Miller's oil and gas assets that may be classified as proved as per the Securities Exchange Commission directives as detailed later in this report. This report is provided for inclusion in future filings with the Security and Exchange Commission.

The reserves associated with this review have been classified in accordance with the definitions of the Securities and Exchange Commission as found in Part 210—Form and Content of and Requirements for Financial Statements, Securities Act of 1933, Securities Exchange Act of 1934, Public Utility Holding Company Act of 1935, Investment Company Act of 1940, Investment Advisers Act of 1940, and Energy Policy and Conservation Act of 1975, under Rules of General Application § 210.4-10 Financial accounting and reporting for oil and gas producing activities pursuant to the Federal securities laws and the Energy Policy and Conservation Act of 1975. A summation of these definitions is included as a portion of this letter.

We have also estimated the future net revenue and discounted present value associated with these reserves as of April 30, 2014, utilizing a scenario of non-escalated product prices as well as non-escalated costs of operations, i.e., prices and costs were not escalated above current values as detailed later in this report. The present value is presented for your information and should not be construed as an estimate of the fair market value.

The results of our study are summarized as follows:

**Estimated Net Reserves and Income Data**
**Certain Leasehold Interests of**
**Miller Energy Resources**
**As of April 30, 2014**

| | | Proved Producing Total |
|---|---|---|
| Net Reserves | | |
| Oil/Condensate-MBbls | | 135.4 |
| Gas-MMCF | | 310.4 |
| Income Data (M$) | | |
| Future Gross Revenue | $ | 12,404.7 |
| Ad Valorem | $ | - |
| Severance Taxes | $ | 372.1 |
| Operating Costs | $ | 4,731.9 |
| Capital Costs | $ | - |
| Future Net Income (FNI) | $ | 7,300.7 |
| FNI @ 10% | $ | 4,994.8 |

*Note: There may be differences in the addition as a result of computer program rounding of numbers.*

Crude oil volumes are expressed in standard 42 gallon barrels. Gas volumes are expressed in million cubic feet (MMCF) at the official temperature of 60 degrees Farenheit and pressure base of 14.73 psia.

**Data Source**

Basic well and field data used in the preparation of this report were furnished by Miller. Records as they pertain to factual matters such as acreage controlled, the number and depths of wells, reservoir pressure and production history, the existence of contractual obligations to others, and similar matters were accepted as presented.

Additionally, the analyses of these properties utilized not only the basic data on the subject wells but also data on analogous properties if needed. Well logs, ownership interest, revenues received from the sale of products and operating costs were furnished by Miller. No physical inspection of the properties was made nor any well tests conducted.

Operating cost data for the previous twelve month period for which data was available were provided by Miller along with an average of each property's lease operating expense and well operating expense for the same time period. This data was used to determine the direct cost of operation for each property or producing unit.

**Reserve Estimates**

The reserves presented in this report have been estimated using engineering and geological methods widely accepted in the industry. For the proved developed producing, the estimates were made when considered to be definitive, using performance methods that utilize extrapolations of various historical data including, but not limited to, oil, gas and water production and pressure history.

The accuracy of reserve estimates is dependent upon the quality of available data and upon the independent geological and engineering interpretation of that data. The quantities presented herein are estimated reserves of oil that geologic and engineering data demonstrate can be recovered from known reservoirs under current economic conditions with reasonable certainty. The reserves are calculated using acceptable methods and procedures and are believed to be reasonable; however, future reservoir performance may justify revision of these estimates.

**Pricing Provisions**

The unit price used throughout this report for crude oil, condensate and natural gas is based upon the appropriate price in effect the first trading day of each month from May 1, 2013 through April 1, 2014 and averaged for the year.

***Crude Oil*** - The unit price used throughout this report for crude oil is based upon the average of prices for the above indicated period using West Texas Intermediate (WTI). An average crude oil price of $98.52 per barrel was held constant throughout the contract life of the property. Prices for liquid reserves scheduled for initial production at some future date were estimated using current prices on the same properties.

***Natural Gas*** - The unit price used throughout this report for natural gas is based upon the average of prices for the above indicated period. An average natural gas price of $4.03 per MMBTU was calculated then adjusted by the area differential. This price was held constant throughout the life of the property. Prices for gas reserves scheduled for initial production at some future date were estimated using current prices on the same properties

**Price Adjustments** - Oil and gas prices have been adjusted for basis differentials (realized pricing vs. benchmark pricing) in all fields. Oil prices were adjusted downward by $12.15. Gas prices were adjusted downward by $1.76. Oil and gas differentials were held constant for the life of the properties.

**Costs** –Operating costs were supplied by Miller for each property and were held constant for this report.

**Future Net Income**

Future net income is based upon gross income from future production, less direct operating expenses and taxes. Estimated future capital for development costs was also deducted from gross income at the time it will be expended. No allowance was made for depletion, depreciation, income taxes or administrative expense.

Direct lease operating expense includes direct cost of operations of each lease or an estimated value for future operations based upon analogous properties. Lease operating expense and/or capital costs for drilling and completion were held constant throughout the remaining contract life of the properties.

**General**

Miller Energy Resources has provided access to all of its accounts, records, geological and engineering data, reports and other information as required for this investigation. The ownership interests, product classifications relating to prices and other factual data were accepted as furnished without verification.

In addition to the primary economic assumptions, Davis' estimates are based on certain assumptions including, but not limited to:

1. That the properties will be operated in a prudent manner.
2. That no governmental regulations or controls will be put in place that would affect the ability of the interest owners to recover the reserves.
3. That Davis's projections of future production will be consistent with future performance.

You should be aware that state regulatory authorities could, in the future, change the allocation of reserves allowed to be produced from a particular well in any reservoir, thereby altering the material premise upon which our reserve estimate may be based.

We have used all methods and procedures as is considered necessary under the circumstances to prepare this report. The assumptions, data, methods, and procedures in this report are believed to be appropriate for the purpose served by this report.

If investments or business decisions are to be made in reliance on these estimates by anyone other than our client, such person with the approval of our client is invited to arrange a visit so that he can evaluate the assumptions made and the completeness and extent of the data available on which the estimates are made.

Neither Ralph E. Davis Associates, Inc. nor any of its employees have any interest in the subject properties and neither the employment to make this study nor the compensation is contingent on its estimates of reserves and future income for the subject properties.

Very truly yours,

RALPH E. DAVIS ASSOCIATES, INC.

L. B. Branum, P.E.
Senior Vice President

STATE OF TEXAS
LLOYD B. BRANUM
42019
REGISTERED
PROFESSIONAL ENGINEER

# Securities and Exchange Commission
## Definitions of Reserves

The following information is taken from the United States Securities and Exchange Commission:

*PART 210—FORM AND CONTENT OF AND REQUIREMENTS FOR FINANCIAL STATEMENTS, SECURITIES ACT OF 1933, SECURITIES EXCHANGE ACT OF 1934, PUBLIC UTILITY HOLDING COMPANY ACT OF 1935, INVESTMENT COMPANY ACT OF 1940, INVESTMENT ADVISERS ACT OF 1940, AND ENERGY POLICY AND CONSERVATION ACT OF 1975*

***Rules of General Application***

***§ 210.4-10 Financial accounting and reporting for oil and gas producing activities pursuant to the Federal securities laws and the Energy Policy and Conservation Act of 1975.***

### Reserves

Reserves are estimated remaining quantities of oil and gas and related substances anticipated to be economically producible, as of a given date, by application of development projects to known accumulations. In addition, there must exist, or there must be a reasonable expectation that there will exist, the legal right to produce or a revenue interest in the production, installed means of delivering oil and gas or related substances to market, and all permits and financing required to implement the project.

Reserves should not be assigned to adjacent reservoirs isolated by major, potentially sealing, faults until those reservoirs are penetrated and evaluated as economically producible. Reserves should not be assigned to areas that are clearly separated from a known accumulation by a non-productive reservoir (*i.e.*, absence of reservoir, structurally low reservoir, or negative test results). Such areas may contain prospective resources (*i.e.*, potentially recoverable resources from undiscovered accumulations).

### Proved Oil and Gas Reserves

Proved oil and gas reserves are those quantities of oil and gas, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible—from a given date forward, from known reservoirs, and under existing economic conditions, operating methods, and government regulations—prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation. The project to extract the hydrocarbons must have commenced or the operator must be reasonably certain that it will commence the project within a reasonable time.

(i) The area of the reservoir considered as proved includes:

(A) The area identified by drilling and limited by fluid contacts, if any, and

(B) Adjacent undrilled portions of the reservoir that can, with reasonable certainty, be judged to be continuous with it and to contain economically producible oil or gas on the basis of available geoscience and engineering data.

(ii) In the absence of data on fluid contacts, proved quantities in a reservoir are limited by the lowest known hydrocarbons (LKH) as seen in a well penetration unless geoscience, engineering, or performance data and reliable technology establishes a lower contact with reasonable certainty.

(iii) Where direct observation from well penetrations has defined a highest known oil (HKO) elevation and the potential exists for an associated gas cap, proved oil reserves may be assigned in the structurally higher portions of the reservoir only if geoscience, engineering, or performance data and reliable technology establish the higher contact with reasonable certainty.

(iv) Reserves which can be produced economically through application of improved recovery techniques (including, but not limited to, fluid injection) are included in the proved classification when:

(A) Successful testing by a pilot project in an area of the reservoir with properties no more favorable than in the reservoir as a whole, the operation of an installed program in the reservoir or an analogous reservoir, or other evidence using reliable technology establishes the reasonable certainty of the engineering analysis on which the project or program was based; and

(B) The project has been approved for development by all necessary parties and entities, including governmental entities.

(v) Existing economic conditions include prices and costs at which economic producibility from a reservoir is to be determined. The price shall be the average price during the 12-month period prior to the ending date of the period covered by the report, determined as an unweighted arithmetic average of the first-day-of-the-month price for each month within such period, unless prices are defined by contractual arrangements, excluding escalations based upon future conditions.

*Reasonable certainty.* If deterministic methods are used, reasonable certainty means a high degree of confidence that the quantities will be recovered. If probabilistic methods are used, there should be at least a 90% probability that the quantities actually recovered will equal or exceed the estimate. A high degree of confidence exists if the quantity is much more likely to be achieved than not, and, as changes due to increased availability of geoscience (geological, geophysical, and geochemical), engineering, and economic data are made to estimated ultimate recovery (EUR) with time, reasonably certain EUR is much more likely to increase or remain constant than to decrease.

*Reliable technology.* Reliable technology is a grouping of one or more technologies (including computational methods) that has been field tested and has been demonstrated to provide reasonably certain results with consistency and repeatability in the formation being evaluated or in an analogous formation.

## Probable Reserves

Probable reserves are those additional reserves that are less certain to be recovered than proved reserves but which, together with proved reserves, are as likely as not to be recovered.

(i) When deterministic methods are used, it is as likely as not that actual remaining quantities recovered will exceed the sum of estimated proved plus probable reserves. When probabilistic methods are used, there should be at least a 50% probability that the actual quantities recovered will equal or exceed the proved plus probable reserves estimates.

(ii) Probable reserves may be assigned to areas of a reservoir adjacent to proved reserves where data control or interpretations of available data are less certain, even if the interpreted reservoir continuity of structure or productivity does not meet the reasonable certainty criterion. Probable reserves may be assigned to areas that are structurally higher than the proved area if these areas are in communication with the proved reservoir.

(iii) Probable reserves estimates also include potential incremental quantities associated with a greater percentage recovery of the hydrocarbons in place than assumed for proved reserves.

## Possible Reserves

Possible reserves are those additional reserves that are less certain to be recovered than probable reserves.

(i) When deterministic methods are used, the total quantities ultimately recovered from a project have a low probability of exceeding proved plus probable plus possible reserves. When probabilistic methods are used, there should be at least a 10% probability that the total quantities ultimately recovered will equal or exceed the proved plus probable plus possible reserves estimates.

(ii) Possible reserves may be assigned to areas of a reservoir adjacent to probable reserves where data control and interpretations of available data are progressively less certain. Frequently, this will be in areas where geoscience and engineering data are unable to define clearly the area and vertical limits of commercial production from the reservoir by a defined project.

(iii) Possible reserves also include incremental quantities associated with a greater percentage recovery of the hydrocarbons in place than the recovery quantities assumed for probable reserves.
(iv) The proved plus probable and proved plus probable plus possible reserves estimates must be based on reasonable alternative technical and commercial interpretations within the reservoir or subject project that are clearly documented, including comparisons to results in successful similar projects.

(v) Possible reserves may be assigned where geoscience and engineering data identify directly adjacent portions of a reservoir within the same accumulation that may be separated from proved areas by faults with displacement less than formation thickness or other geological discontinuities and that have not been penetrated by a wellbore, and the registrant believes that such adjacent portions are in communication with the known (proved) reservoir. Possible reserves may be assigned to areas that are structurally higher or lower than the proved area if these areas are in communication with the proved reservoir.

(vi) Pursuant to paragraph (a)(22)(iii) of this section, where direct observation has defined a highest known oil (HKO) elevation and the potential exists for an associated gas cap, proved oil reserves should be assigned in the structurally higher portions of the

reservoir above the HKO only if the higher contact can be established with reasonable certainty through reliable technology. Portions of the reservoir that do not meet this reasonable certainty criterion may be assigned as probable and possible oil or gas based on reservoir fluid properties and pressure gradient interpretations.

### Developed Oil and Gas Reserves

Developed oil and gas reserves are reserves of any category that can be expected to be recovered:

(i) Through existing wells with existing equipment and operating methods or in which the cost of the required equipment is relatively minor compared to the cost of a new well; and

(ii) Through installed extraction equipment and infrastructure operational at the time of the reserves estimate if the extraction is by means not involving a well.

### Undeveloped Oil and Gas Reserves

Undeveloped oil and gas reserves are reserves of any category that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion.

(i) Reserves on undrilled acreage shall be limited to those directly offsetting development spacing areas that are reasonably certain of production when drilled, unless evidence using reliable technology exists that establishes reasonable certainty of economic producibility at greater distances.

(ii) Undrilled locations can be classified as having undeveloped reserves only if a development plan has been adopted indicating that they are scheduled to be drilled within five years, unless the specific circumstances, justify a longer time.

(iii) Under no circumstances shall estimates for undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual projects in the same reservoir or an analogous reservoir, as defined in paragraph (a)(2) of this section, or by other evidence using reliable technology establishing reasonable certainty.

Additional Definitions:

### Deterministic Estimate

The method of estimating reserves or resources is called deterministic when a single value for each parameter (from the geoscience, engineering, or economic data) in the reserves calculation is used in the reserves estimation procedure.

### Probabilistic Estimate

The method of estimation of reserves or resources is called probabilistic when the full range of values that could reasonably occur for each unknown parameter (from the geoscience and engineering data) is used to generate a full range of possible outcomes and their associated probabilities of occurrence.

### Reasonable Certainty

If deterministic methods are used, reasonable certainty means a high degree of confidence that the quantities will be recovered. If probabilistic methods are used, there should be at least a 90% probability that the quantities actually recovered will equal or exceed the estimate. A high degree of confidence exists if the quantity is much more likely to be achieved than not, and, as changes due to increased availability of geoscience (geological, geophysical, and geochemical), engineering, and economic data are made to estimated ultimate recovery (EUR) with time, reasonably certain EUR is much more likely to increase or remain constant than to decrease.

RALPH E. DAVIS
ASSOCIATES, INC.

## Certificate of Qualification

I, Lloyd B. Branum, of 1717 St. James Place, Suite 460, Houston, Texas 77056 hereby certify:

1. I am an employee of Ralph E. Davis Associates, Inc., that has prepared an estimate of the oil and gas reserves on specific leaseholds in which Miller Energy Resources has certain interests. The effective date of this evaluation is April 30, 2014.

2. I am Licensed Professional Engineer by the State of Texas, P.E. License number 42019.

3. I attended the University of Missouri at Rolla, Rolla, Missouri and graduated with a Bachelor of Science Degree in Petroleum Engineering in 1970. I have forty one years of experience in the Petroleum Industry of which over thirty years experience are in the conduct of evaluation and engineering studies relating to both domestic U.S. oil and gas fields and international energy assets.

4. I have prepared reserve evaluation studies and reserve audits for public and private companies for the purpose of reserve certification filings in foreign countries, domestic regulatory filings, financial disclosures and corporate strategic planning. I personally supervised and participated in the evaluation of the Miller Energy Resources properties that are the subject of this report.

5. I do not have, nor do I expect to receive, any direct or indirect interest in the securities of Miller Energy Resources or any affiliated organizations.

6. A personal field inspection of the properties was not made, however, such an inspection was not considered necessary in view of the information available from information, records and the files of the operator of the properties.

SIGNED: July 8, 2014

Lloyd B. Branum, P.E.
Senior Vice President
Ralph E. Davis Associates, Inc.

STATE OF TEXAS
LLOYD B. BRANUM
42019
REGISTERED
PROFESSIONAL ENGINEER

**MILLER ENERGY RESOURCES**
**RESERVES RANKED BY PV 10**
**ECONOMIC WELLS**

| LEASE | ENTITY | MAJOR | RESERVE CATEGORY | LIFE INDEX | GROSS OIL MBBLS | GROSS GAS MMCF | NET OIL MBBLS | NET GAS MMCF | NET SALES M$ | SEV TAX M$ | AD VAL TAX M$ | OPERATING COST M$ | CAPITAL COST M$ | CASH FLOW M$ | DISC @10% M$ |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| CPP H-1 | MILLER ENERGY RESOURCES | OIL | PROVED PRODUCING | 7.3 | 5.7 | - | 4.6 | - | 394.2 | 11.8 | - | 44.0 | - | 338.4 | 271.4 |
| HIWASSEE LAND COMPANY #5 | ETC I INC | OIL | PROVED PRODUCING | 27.3 | 7.4 | - | 6.0 | - | 514.6 | 15.4 | - | 130.8 | - | 368.4 | 211.1 |
| KOPPERS #26B | MILLER ENERGY RESOURCES | OIL | PROVED PRODUCING | 26.1 | 9.0 | - | 4.0 | - | 342.1 | 10.3 | - | 68.9 | - | 263.0 | 156.8 |
| J.W. BAKER #6 | MILLER ENERGY RESOURCES | OIL | PROVED PRODUCING | 10.0 | 3.0 | - | 2.6 | - | 223.2 | 6.7 | - | 25.9 | - | 190.5 | 140.3 |
| GERNT B-1 | MILLER ENERGY RESOURCES | OIL | PROVED PRODUCING | 33.8 | 6.4 | - | 5.2 | - | 447.7 | 13.4 | - | 162.0 | - | 272.3 | 135.0 |
| BAKER SENIOR #2 | MILLER ENERGY RESOURCES | OIL | PROVED PRODUCING | 14.0 | 4.2 | - | 3.1 | - | 271.5 | 8.1 | - | 85.2 | - | 178.1 | 128.4 |
| L.M. LUCHIN #1 | ETC I INC | OIL | PROVED PRODUCING | 8.8 | 2.7 | - | 2.4 | - | 203.5 | 6.1 | - | 42.4 | - | 155.0 | 126.8 |
| GERNT, B. #6,7,8 | ETC I INC | OIL | PROVED PRODUCING | 32.8 | 5.6 | - | 4.9 | - | 420.6 | 12.6 | - | 157.2 | - | 250.8 | 125.9 |
| SUTTON, O. #1 | MILLER ENERGY RESOURCES | OIL | PROVED PRODUCING | 35.9 | 15.9 | - | 3.7 | - | 322.4 | 9.7 | - | 46.2 | - | 266.6 | 124.5 |
| BAKER SENIOR #2 MILL | MILLER ENERGY RESOURCES | OIL | PROVED PRODUCING | 6.5 | 2.6 | - | 2.0 | - | 172.3 | 5.2 | - | 39.0 | - | 128.1 | 108.0 |
| HALL #M-11 | ETC II LLC | OIL | PROVED PRODUCING | 19.6 | 4.0 | - | 3.4 | - | 296.2 | 8.9 | - | 94.0 | - | 193.3 | 107.1 |
| KOPPERS #22B | MILLER ENERGY RESOURCES | OIL | PROVED PRODUCING | 24.0 | 6.5 | - | 2.8 | - | 239.0 | 7.2 | - | 61.1 | - | 170.7 | 103.3 |
| DOYLE CRAWFORD ETAL #2 | MILLER ENERGY RESOURCES | OIL | PROVED PRODUCING | 25.0 | 3.0 | - | 2.8 | - | 243.2 | 7.3 | - | 60.0 | - | 175.9 | 101.4 |
| JACKSON, KENNETH U. #1 | MILLER ENERGY RESOURCES | OIL | PROVED PRODUCING | 7.9 | 2.3 | - | 2.0 | - | 171.3 | 5.1 | - | 37.8 | - | 128.4 | 101.3 |
| PEMBERTON & WALKER #1 | KTO | OIL | PROVED PRODUCING | 23.3 | 4.0 | - | 3.0 | - | 256.9 | 7.7 | - | 111.6 | - | 137.6 | 80.4 |
| RUGBY LAND #1 | KTO | OIL | PROVED PRODUCING | 20.7 | 3.7 | - | 2.6 | - | 223.4 | 6.7 | - | 93.3 | - | 123.4 | 76.1 |
| YORK BOBBY S PF-8 #2 | ETC II LLC | OIL | PROVED PRODUCING | 25.8 | 3.5 | - | 3.1 | - | 265.3 | 8.0 | - | 123.6 | - | 133.7 | 74.0 |
| DOYLE CRAWFORD ETAL #3 | MILLER ENERGY RESOURCES | OIL | PROVED PRODUCING | 11.1 | 1.6 | - | 1.5 | - | 132.8 | 4.0 | - | 26.6 | - | 102.3 | 73.6 |
| KOPPERS #28B | MILLER ENERGY RESOURCES | OIL | PROVED PRODUCING | 15.8 | 2.9 | - | 2.0 | - | 169.6 | 5.1 | - | 64.3 | - | 100.2 | 68.9 |
| HORACE C WEAVER #1/#10 | ETC II LLC | OIL | PROVED PRODUCING | 8.6 | 1.8 | - | 1.5 | - | 127.5 | 3.8 | - | 41.2 | - | 82.5 | 66.9 |
| DAVID MASON #1 | MILLER ENERGY RESOURCES | OIL | PROVED PRODUCING | 13.6 | 3.6 | - | 1.5 | - | 129.1 | 3.9 | - | 34.4 | - | 90.9 | 66.7 |
| MAYNARD H-1 | MILLER ENERGY RESOURCES | OIL | PROVED PRODUCING | 14.5 | 2.3 | - | 2.0 | - | 169.8 | 5.1 | - | 69.6 | - | 95.1 | 66.7 |
| K. PHILLIPS #4-7 | MILLER ENERGY RESOURCES | OIL | PROVED PRODUCING | 6.1 | 2.3 | - | 1.0 | - | 90.6 | 2.7 | - | 8.3 | - | 79.6 | 66.6 |
| ORICK #1 | MILLER ENERGY RESOURCES | OIL | PROVED PRODUCING | 30.5 | 2.7 | - | 2.2 | - | 186.1 | 5.6 | - | 60.7 | - | 119.8 | 63.3 |
| KOPPERS #18B | MILLER ENERGY RESOURCES | OIL | PROVED PRODUCING | 21.4 | 3.6 | - | 2.1 | - | 179.5 | 5.4 | - | 72.5 | - | 101.6 | 61.9 |
| WEST-NEWPORT #2 | MILLER ENERGY RESOURCES | OIL | PROVED PRODUCING | 14.3 | 2.0 | - | 1.4 | - | 121.7 | 3.7 | - | 33.2 | - | 84.8 | 61.2 |
| MASON COOPER #1 | KTO | OIL | PROVED PRODUCING | 15.0 | 2.2 | 0.5 | 1.9 | 0.5 | 163.9 | 4.9 | - | 72.0 | - | 87.0 | 60.3 |
| DAVID-MASON #1 | ETC I INC | OIL | PROVED PRODUCING | 14.8 | 4.8 | - | 1.3 | - | 108.1 | 3.2 | - | 25.0 | - | 79.8 | 57.6 |
| J.W. BAKER #10 | MILLER ENERGY RESOURCES | OIL | PROVED PRODUCING | 8.4 | 1.4 | - | 1.2 | - | 102.8 | 3.1 | - | 21.8 | - | 77.9 | 56.3 |
| JEFFERS-PEMB. #1 | MILLER ENERGY RESOURCES | OIL | PROVED PRODUCING | 22.4 | 2.0 | - | 1.6 | - | 136.8 | 4.1 | - | 45.3 | - | 87.4 | 53.2 |
| BOBBY YORK #7 | ETC II LLC | GAS | PROVED PRODUCING | 9.8 | 1.5 | 1.0 | 1.3 | 0.9 | 117.4 | 3.5 | - | 46.8 | - | 67.1 | 49.7 |
| MASON RAYMOND #1-D | MILLER ENERGY RESOURCES | OIL | PROVED PRODUCING | 23.8 | 3.4 | - | 2.1 | - | 183.5 | 5.5 | - | 91.2 | - | 86.8 | 49.6 |
| DRAUGHN LAWRENCE #1 | MILLER ENERGY RESOURCES | OIL | PROVED PRODUCING | 24.6 | 3.6 | - | 2.0 | - | 172.3 | 5.2 | - | 83.3 | - | 83.9 | 47.3 |
| MASON 2B | MILLER ENERGY RESOURCES | OIL | PROVED PRODUCING | 6.2 | 1.2 | - | 1.0 | - | 84.9 | 2.5 | - | 29.6 | - | 52.7 | 45.1 |
| SCOTT DAVIDSON #1 | KTO | OIL | PROVED PRODUCING | 19.8 | 2.5 | - | 1.8 | - | 159.1 | 4.8 | - | 81.6 | - | 72.7 | 44.8 |
| YOUNG JIMMY-PHILLIPS-ZEUNCO | ETC II LLC | OIL | PROVED PRODUCING | 20.3 | 2.5 | - | 2.0 | - | 175.8 | 5.3 | - | 97.2 | - | 73.3 | 44.5 |
| LINDSAY #21 | MILLER ENERGY RESOURCES | GAS | PROVED PRODUCING | 12.6 | - | 87.1 | - | 30.5 | 69.3 | 2.1 | - | 12.1 | - | 55.2 | 42.2 |
| EDWARDS/FOWLER U. #1 | MILLER ENERGY RESOURCES | GAS | PROVED PRODUCING | 16.3 | - | 94.4 | - | 32.7 | 74.3 | 2.2 | - | 14.6 | - | 57.5 | 40.8 |
| K. PHILLIPS #1-2 | MILLER ENERGY RESOURCES | OIL | PROVED PRODUCING | 6.8 | 1.4 | - | 0.7 | - | 57.4 | 1.7 | - | 9.3 | - | 46.4 | 40.0 |
| PEMBERTON F-18 | KTO | OIL | PROVED PRODUCING | 8.7 | 1.5 | - | 1.1 | - | 94.0 | 2.8 | - | 41.6 | - | 49.6 | 39.6 |
| SMITH, P. S. #1 | MILLER ENERGY RESOURCES | OIL | PROVED PRODUCING | 8.6 | 1.2 | - | 1.1 | - | 92.3 | 2.8 | - | 41.2 | - | 48.4 | 38.7 |
| PEARSON UNDERWOOD | MILLER ENERGY RESOURCES | OIL | PROVED PRODUCING | 17.3 | 3.0 | - | 1.1 | - | 97.0 | 2.9 | - | 37.5 | - | 56.6 | 37.6 |
| PRYOR #3 | ETC I INC | OIL | PROVED PRODUCING | 11.3 | 1.4 | - | 1.3 | - | 108.0 | 3.2 | - | 54.4 | - | 50.4 | 37.5 |
| BAKER PEMB #1 | MILLER ENERGY RESOURCES | OIL | PROVED PRODUCING | 7.6 | 1.4 | - | 0.6 | - | 56.0 | 1.7 | - | 10.6 | - | 43.7 | 36.9 |
| LINDSAY #24 | MILLER ENERGY RESOURCES | GAS | PROVED PRODUCING | 9.3 | - | 59.4 | - | 25.4 | 57.9 | 1.7 | - | 11.0 | - | 45.2 | 36.7 |
| YOUNG JIMMIE #1 | ETC II LLC | OIL | PROVED PRODUCING | 15.9 | 2.2 | - | 1.6 | - | 134.1 | 4.0 | - | 76.4 | - | 53.7 | 35.7 |
| S-COOPER #1 | MILLER ENERGY RESOURCES | OIL | PROVED PRODUCING | 15.3 | 1.9 | - | 1.2 | - | 103.7 | 3.1 | - | 49.7 | - | 50.9 | 34.7 |
| PEMBERTON K-4 | KTO | OIL | PROVED PRODUCING | 10.9 | 1.5 | - | 1.2 | - | 101.2 | 3.0 | - | 52.4 | - | 45.8 | 34.4 |
| BRIMSTONE ET AL H-1 | ETC I INC | OIL | PROVED PRODUCING | 3.4 | 1.1 | - | 0.5 | - | 47.2 | 1.4 | - | 11.9 | - | 33.9 | 31.6 |
| WEBB-MCKEETHAN | ETC I INC | OIL | PROVED PRODUCING | 6.9 | 0.9 | - | 0.6 | - | 54.1 | 1.6 | - | 16.6 | - | 35.9 | 30.3 |
| KOPPERS #09B | MILLER ENERGY RESOURCES | OIL | PROVED PRODUCING | 12.0 | 1.5 | - | 1.2 | - | 101.7 | 3.1 | - | 57.6 | - | 41.1 | 30.0 |
| JAMES & JASPER WEST #1 | MILLER ENERGY RESOURCES | OIL | PROVED PRODUCING | 3.9 | 1.2 | - | 0.5 | - | 42.5 | 1.3 | - | 9.6 | - | 31.7 | 29.4 |
| PEMBERTON BAKER-UH #10 | KTO | OIL | PROVED PRODUCING | 10.3 | 1.4 | - | 1.0 | - | 86.7 | 2.6 | - | 46.3 | - | 37.8 | 28.7 |
| J.W. BAKER #2 | MILLER ENERGY RESOURCES | OIL | PROVED PRODUCING | 5.0 | 1.1 | - | 0.7 | - | 64.4 | 1.9 | - | 30.0 | - | 32.5 | 28.0 |
| PEMBERTON-BAKER #4 | ETC I INC | OIL | PROVED PRODUCING | 6.7 | 0.8 | - | 0.6 | - | 48.8 | 1.5 | - | 15.6 | - | 31.7 | 26.9 |
| GREER GREER COOPER #1 | MILLER ENERGY RESOURCES | OIL | PROVED PRODUCING | 19.3 | 1.4 | - | 1.1 | - | 91.8 | 2.8 | - | 46.2 | - | 42.9 | 26.8 |
| PEARSON UNDERWOOD | ETC I INC | OIL | PROVED PRODUCING | 11.4 | 2.1 | - | 0.7 | - | 63.9 | 1.9 | - | 27.4 | - | 34.6 | 26.0 |
| BURESS #1 | MILLER ENERGY RESOURCES | OIL | PROVED PRODUCING | 5.8 | 0.7 | - | 0.5 | - | 44.3 | 1.3 | - | 13.1 | - | 29.9 | 25.9 |
| BAKER SENIOR #1 MILL | MILLER ENERGY RESOURCES | OIL | PROVED PRODUCING | 3.4 | 0.7 | - | 0.5 | - | 45.8 | 1.4 | - | 16.4 | - | 28.0 | 25.6 |
| PEMBERTON #7 | MILLER ENERGY RESOURCES | OIL | PROVED PRODUCING | 10.5 | 1.2 | - | 1.0 | - | 83.0 | 2.5 | - | 50.4 | - | 30.1 | 22.7 |
| BAKER SENIOR #6 | MILLER ENERGY RESOURCES | OIL | PROVED PRODUCING | 4.0 | 0.9 | - | 0.6 | - | 55.2 | 1.7 | - | 28.8 | - | 24.8 | 22.2 |
| BAKER SENIOR #8 | MILLER ENERGY RESOURCES | OIL | PROVED PRODUCING | 3.9 | 0.9 | - | 0.6 | - | 54.3 | 1.6 | - | 28.2 | - | 24.5 | 21.9 |
| WALKER #1-2-3 | ETC I INC | OIL | PROVED PRODUCING | 3.6 | 0.7 | - | 0.5 | - | 42.4 | 1.3 | - | 17.2 | - | 24.0 | 21.8 |
| TREW HANNAH HEIRS #4 | MILLER ENERGY RESOURCES | OIL | PROVED PRODUCING | 17.8 | 2.1 | - | 0.9 | - | 77.3 | 2.3 | - | 41.1 | - | 33.9 | 21.8 |
| KOPPERS #20B | MILLER ENERGY RESOURCES | OIL | PROVED PRODUCING | 9.0 | 1.2 | - | 0.7 | - | 59.3 | 1.8 | - | 30.5 | - | 27.0 | 21.2 |
| PEMBERTON BAKER #3 | MILLER ENERGY RESOURCES | OIL | PROVED PRODUCING | 8.7 | 0.7 | - | 0.5 | - | 47.0 | 1.4 | - | 20.8 | - | 24.8 | 19.8 |
| NATIONAL SECURITIES INS. 1 | KTO | GAS | PROVED PRODUCING | 5.9 | - | 19.2 | - | 16.8 | 38.2 | 1.1 | - | 14.2 | - | 22.8 | 19.6 |
| LINDSAY #19 | MILLER ENERGY RESOURCES | GAS | PROVED PRODUCING | 35.8 | - | 56.1 | - | 19.6 | 44.6 | 1.3 | - | 15.1 | - | 28.2 | 19.5 |
| DRAUGHN LAWRENCE #1 | ETC I INC | OIL | PROVED PRODUCING | 24.9 | 3.6 | - | 0.8 | - | 68.8 | 2.1 | - | 32.9 | - | 33.9 | 19.0 |

**MILLER ENERGY RESOURCES**
**RESERVES RANKED BY PV 10**
**ECONOMIC WELLS**

| LEASE | ENTITY | MAJOR | RESERVE CATEGORY | LIFE INDEX | GROSS OIL MBBLS | GROSS GAS MMCF | NET OIL MBBLS | NET GAS MMCF | NET SALES M$ | SEV TAX M$ | AD VAL TAX M$ | OPERATING COST M$ | CAPITAL COST M$ | CASH FLOW M$ | DISC @10% M$ |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| BRIM-BOWLING | MILLER ENERGY RESOURCES | OIL | PROVED PRODUCING | 3.6 | 0.8 | - | 0.3 | - | 29.9 | 0.9 | - | 8.3 | - | 20.7 | 18.9 |
| TREW HANNAH HEIRS #1 | MILLER ENERGY RESOURCES | OIL | PROVED PRODUCING | 11.3 | 1.4 | - | 0.6 | - | 53.0 | 1.6 | - | 26.7 | - | 24.7 | 18.4 |
| KOPPERS #32B | MILLER ENERGY RESOURCES | OIL | PROVED PRODUCING | 18.8 | 2.3 | - | 0.8 | - | 71.4 | 2.1 | - | 40.5 | - | 28.8 | 18.2 |
| BOWLING R HENRY #1 | ETC I INC | OIL | PROVED PRODUCING | 4.3 | 0.7 | - | 0.5 | - | 42.5 | 1.3 | - | 20.8 | - | 20.4 | 18.2 |
| LINDSAY #12 | MILLER ENERGY RESOURCES | GAS | PROVED PRODUCING | 27.8 | - | 77.7 | - | 27.2 | 61.8 | 1.9 | - | 26.7 | - | 33.3 | 18.1 |
| COOPER CLOVIS JR #1D (OIL) | MILLER ENERGY RESOURCES | OIL | PROVED PRODUCING | 8.8 | 1.1 | - | 0.7 | - | 57.7 | 1.7 | - | 33.9 | - | 22.0 | 17.3 |
| PEMBERTON BAKER #4 | KTO | OIL | PROVED PRODUCING | 5.2 | 0.7 | - | 0.5 | - | 44.6 | 1.3 | - | 24.8 | - | 18.5 | 16.0 |
| PEMBERTON-BAKER #1 | ETC I INC | OIL | PROVED PRODUCING | 9.0 | 1.1 | - | 0.3 | - | 22.8 | 0.7 | - | - | - | 22.1 | 15.8 |
| ALTA SEXTON | KTO | OIL | PROVED PRODUCING | 6.0 | 0.7 | - | 0.6 | - | 48.6 | 1.5 | - | 28.8 | - | 18.3 | 15.5 |
| BAKER SENIOR #4 | MILLER ENERGY RESOURCES | OIL | PROVED PRODUCING | 6.6 | 0.8 | - | 0.6 | - | 51.2 | 1.5 | - | 31.6 | - | 18.1 | 15.0 |
| PEMBERTON BAKER #2 | KTO | OIL | PROVED PRODUCING | 7.4 | 1.0 | - | 0.4 | - | 38.1 | 1.1 | - | 19.0 | - | 18.0 | 14.7 |
| BOWLIN, W. H. #1 | MILLER ENERGY RESOURCES | GAS | PROVED PRODUCING | 32.6 | - | 104.6 | - | 21.1 | 47.9 | 1.4 | - | 18.0 | - | 28.5 | 14.3 |
| BOWLING-CARSON #1 | ETC I INC | OIL | PROVED PRODUCING | 3.4 | 0.5 | - | 0.4 | - | 32.6 | 1.0 | - | 16.4 | - | 15.2 | 13.9 |
| PEMBERTON K-10 | KTO | OIL | PROVED PRODUCING | 9.9 | 1.0 | - | 0.8 | - | 67.9 | 2.0 | - | 47.6 | - | 18.2 | 13.8 |
| J. W. BAKER #9 | ETC II LLC | OIL | PROVED PRODUCING | 3.8 | 0.5 | - | 0.4 | - | 34.4 | 1.0 | - | 18.4 | - | 14.9 | 13.4 |
| MASON RAYMOND #1-D | ETC I INC | OIL | PROVED PRODUCING | 24.1 | 3.5 | - | 0.5 | - | 47.1 | 1.4 | - | 23.1 | - | 22.5 | 12.8 |
| BAKER SENIOR #2 | ETC I INC | OIL | PROVED PRODUCING | 15.8 | 4.4 | - | 0.2 | - | 19.8 | 0.6 | - | - | - | 19.2 | 12.5 |
| BRIMSTONE ET AL H-1 | MILLER ENERGY RESOURCES | OIL | PROVED PRODUCING | 3.6 | 1.2 | - | 0.2 | - | 18.5 | 0.6 | - | 4.6 | - | 13.4 | 12.5 |
| BLAIR HORD #3(4) | MILLER ENERGY RESOURCES | OIL | PROVED PRODUCING | 2.9 | 0.3 | - | 0.3 | - | 21.8 | 0.7 | - | 7.7 | - | 13.4 | 12.4 |
| MASON 2B | ETC I INC | OIL | PROVED PRODUCING | 22.2 | 4.2 | - | 0.3 | - | 22.6 | 0.7 | - | - | - | 21.9 | 12.2 |
| PLATEAU PROP #2 | MILLER ENERGY RESOURCES | OIL | PROVED PRODUCING | 11.3 | 0.7 | - | 0.5 | - | 42.2 | 1.3 | - | 24.7 | - | 16.3 | 12.1 |
| PEMBERTON F-5 | KTO | OIL | PROVED PRODUCING | 5.1 | 0.6 | - | 0.5 | - | 39.3 | 1.2 | - | 24.4 | - | 13.7 | 11.9 |
| PEMBERTON C-10 | KTO | OIL | PROVED PRODUCING | 10.3 | 1.0 | - | 0.8 | - | 67.4 | 2.0 | - | 49.6 | - | 15.8 | 11.8 |
| FAUST HUGH D III #11 | ETC I INC | OIL | PROVED PRODUCING | 4.3 | 0.5 | - | 0.4 | - | 35.2 | 1.1 | - | 20.8 | - | 13.3 | 11.8 |
| BOWLING-RADSICK-BURRESS UNIT #1 | ETC I INC | OIL | PROVED PRODUCING | 7.0 | 0.8 | - | 0.6 | - | 49.1 | 1.5 | - | 33.6 | - | 14.0 | 11.5 |
| JEFFERS-THOMPSON #1 | ETC II LLC | GAS | PROVED PRODUCING | 5.6 | - | 15.6 | - | 12.1 | 27.5 | 0.8 | - | 13.4 | - | 13.3 | 11.4 |
| KOPPERS #27B | MILLER ENERGY RESOURCES | OIL | PROVED PRODUCING | 5.4 | 0.9 | - | 0.3 | - | 22.8 | 0.7 | - | 9.1 | - | 13.0 | 11.3 |
| BRIM-BOWLING | ETC I INC | OIL | PROVED PRODUCING | 2.6 | 0.7 | - | 0.2 | - | 18.9 | 0.6 | - | 6.4 | - | 11.9 | 11.1 |
| TILLER #1 | MILLER ENERGY RESOURCES | GAS | PROVED PRODUCING | 17.7 | - | 56.7 | - | 12.4 | 28.2 | 0.8 | - | 10.6 | - | 16.8 | 11.1 |
| TREW HANNAH HEIRS #4 | ETC I INC | OIL | PROVED PRODUCING | 17.3 | 2.1 | - | 0.4 | - | 38.4 | 1.2 | - | 20.8 | - | 16.4 | 10.6 |
| PEMBERTON BAKER #6 | MILLER ENERGY RESOURCES | OIL | PROVED PRODUCING | 2.8 | 0.3 | - | 0.2 | - | 17.6 | 0.5 | - | 6.6 | - | 10.5 | 9.8 |
| TODD HEIRS #6 | MILLER ENERGY RESOURCES | OIL | PROVED PRODUCING | 2.8 | 0.3 | - | 0.2 | - | 17.6 | 0.5 | - | 6.6 | - | 10.5 | 9.8 |
| DIXON-DAVIDSON-MASON UNIT #1 | ETC I INC | OIL | PROVED PRODUCING | 9.3 | 0.9 | - | 0.7 | - | 59.2 | 1.8 | - | 44.8 | - | 12.6 | 9.7 |
| CROWLEY-RIDDELL #1 | MILLER ENERGY RESOURCES | GAS | PROVED PRODUCING | 5.6 | - | 15.1 | - | 5.5 | 12.6 | 0.4 | - | 0.6 | - | 11.6 | 9.7 |
| THOMPKINS HULL #1 | KTO | OIL | PROVED PRODUCING | 4.9 | 0.5 | - | 0.4 | - | 35.1 | 1.1 | - | 23.6 | - | 10.5 | 9.1 |
| NEWPORT #6 | KTO | OIL | PROVED PRODUCING | 2.0 | 0.2 | - | 0.2 | - | 14.1 | 0.4 | - | 4.6 | - | 9.0 | 8.6 |
| JOHN V WEST #1 | ETC II LLC | GAS | PROVED PRODUCING | 4.9 | - | 13.0 | - | 9.8 | 22.2 | 0.7 | - | 11.8 | - | 9.7 | 8.5 |
| COOPER-SCOTT UNIT #2 | MILLER ENERGY RESOURCES | OIL | PROVED PRODUCING | 4.5 | 0.5 | - | 0.3 | - | 26.3 | 0.8 | - | 16.2 | - | 9.3 | 8.2 |
| YORK BOBBY SPF-#7 & #9 | ETC II LLC | OIL | PROVED PRODUCING | 2.4 | 0.3 | - | 0.2 | - | 20.8 | 0.6 | - | 11.6 | - | 8.6 | 8.0 |
| JEFFERS,CHARLES,LARRY #2 | ETC II LLC | GAS | PROVED PRODUCING | 6.4 | - | 14.2 | - | 11.3 | 25.7 | 0.8 | - | 15.4 | - | 9.6 | 8.0 |
| TREW HANNAH HEIRS #1 | ETC I INC | OIL | PROVED PRODUCING | 10.4 | 1.3 | - | 0.3 | - | 23.5 | 0.7 | - | 12.5 | - | 10.3 | 7.8 |
| FAUST HUGH D #7 | ETC I INC | OIL | PROVED PRODUCING | 5.4 | 0.5 | - | 0.4 | - | 32.8 | 1.0 | - | 22.7 | - | 9.1 | 7.8 |
| PEMBERTON BAKER #7 | ETC I INC | OIL | PROVED PRODUCING | 15.3 | 2.3 | - | 0.1 | - | 12.6 | 0.4 | - | - | - | 12.2 | 7.7 |
| S-COOPER #1 | ETC I INC | OIL | PROVED PRODUCING | 12.1 | 1.7 | - | 0.3 | - | 22.4 | 0.7 | - | 11.6 | - | 10.1 | 7.4 |
| THOMPSON TOMMY #1 | ETC II LLC | GAS | PROVED PRODUCING | 7.3 | - | 15.1 | - | 12.1 | 27.4 | 0.8 | - | 17.6 | - | 9.0 | 7.3 |
| CRAWFORD-MILLS UNIT #1 | MILLER ENERGY RESOURCES | OIL | PROVED PRODUCING | 5.6 | 0.3 | - | 0.3 | - | 22.4 | 0.7 | - | 13.4 | - | 8.3 | 7.1 |
| BLAIR HORD #2(3) | MILLER ENERGY RESOURCES | OIL | PROVED PRODUCING | 2.3 | 0.2 | - | 0.2 | - | 14.1 | 0.4 | - | 6.2 | - | 7.5 | 7.0 |
| BAKER-PEMBERTON #1 | ETC I INC | OIL | PROVED PRODUCING | 4.3 | 1.2 | - | 0.1 | - | 9.2 | 0.3 | - | 0.8 | - | 8.0 | 7.0 |
| CROWLEY-RIDDELL #1 | ETC I INC | GAS | PROVED PRODUCING | 6.5 | - | 20.3 | - | 6.6 | 15.1 | 0.5 | - | 6.5 | - | 8.2 | 6.9 |
| LINDSAY #15 | MILLER ENERGY RESOURCES | GAS | PROVED PRODUCING | 17.3 | - | 34.9 | - | 12.2 | 27.8 | 0.8 | - | 16.6 | - | 10.3 | 6.6 |
| HALL M11 | ETC I INC | GAS | PROVED PRODUCING | 4.7 | 0.3 | - | 0.2 | - | 17.3 | 0.5 | - | 9.2 | - | 7.6 | 6.3 |
| K. PHILLIPS #4C | MILLER ENERGY RESOURCES | OIL | PROVED PRODUCING | 4.5 | 0.4 | - | 0.2 | - | 14.2 | 0.4 | - | 6.8 | - | 7.0 | 6.2 |
| JEFFERS,CHARLES,LARRY #3 | ETC II LLC | GAS | PROVED PRODUCING | 4.3 | - | 9.7 | - | 7.8 | 17.6 | 0.5 | - | 10.2 | - | 6.9 | 6.1 |
| PEMBERTON K-6 | KTO | OIL | PROVED PRODUCING | 5.2 | 0.5 | - | 0.4 | - | 32.6 | 1.0 | - | 24.8 | - | 6.8 | 5.8 |
| LINDSAY #13 | MILLER ENERGY RESOURCES | GAS | PROVED PRODUCING | 18.3 | - | 37.3 | - | 10.5 | 23.9 | 0.7 | - | 14.0 | - | 9.2 | 5.8 |
| JEFFERS,CHARLES,LARRY #1 | ETC II LLC | GAS | PROVED PRODUCING | 3.5 | - | 8.3 | - | 6.6 | 15.0 | 0.5 | - | 8.4 | - | 6.2 | 5.6 |
| PEMBERTON BAKER #6 | ETC I INC | OIL | PROVED PRODUCING | 9.8 | 1.5 | - | 0.1 | - | 7.9 | 0.2 | - | - | - | 7.7 | 5.6 |
| DAVIDSON-DAVIDSON-STARR UNIT #1 | ETC I INC | OIL | PROVED PRODUCING | 2.4 | 0.3 | - | 0.2 | - | 16.0 | 0.5 | - | 9.7 | - | 5.9 | 5.5 |
| KOPPERS #10B | MILLER ENERGY RESOURCES | OIL | PROVED PRODUCING | 5.3 | 0.5 | - | 0.3 | - | 24.9 | 0.7 | - | 17.8 | - | 6.4 | 5.5 |
| COOPER-SCOTT UNIT #2 | ETC I INC | OIL | PROVED PRODUCING | 6.6 | 0.7 | 4.1 | 0.1 | 0.8 | 12.7 | 0.4 | - | 5.9 | - | 6.4 | 5.4 |
| FAUST HUGH D III ET AL #2 | ETC I INC | OIL | PROVED PRODUCING | 5.9 | 0.5 | - | 0.4 | - | 32.1 | 1.0 | - | 24.8 | - | 6.2 | 5.3 |
| STARR-DAV-STAT #1 | ETC I INC | OIL | PROVED PRODUCING | 2.6 | 0.3 | - | 0.2 | - | 16.7 | 0.5 | - | 11.0 | - | 5.2 | 4.8 |
| CROWLEY-RIDDELL #1 | ETC II LLC | GAS | PROVED PRODUCING | 8.3 | - | 26.6 | - | 4.4 | 9.9 | 0.3 | - | 3.7 | - | 5.9 | 4.7 |
| NEWPORT #1 | MILLER ENERGY RESOURCES | OIL | PROVED PRODUCING | 3.8 | 0.4 | - | 0.3 | - | 23.3 | 0.7 | - | 17.6 | - | 5.0 | 4.5 |
| COOPER CLOVIS JR #1D (OIL) | ETC I INC | OIL | PROVED PRODUCING | 8.7 | 1.0 | - | 0.2 | - | 14.0 | 0.4 | - | 8.3 | - | 5.3 | 4.2 |
| BURRESS #3 | ETC II LLC | OIL | PROVED PRODUCING | 3.8 | 0.4 | - | 0.3 | - | 22.8 | 0.7 | - | 18.0 | - | 4.2 | 3.7 |
| STARR DAVIDSON #1 | KTO | OIL | PROVED PRODUCING | 4.3 | 0.3 | - | 0.3 | - | 25.8 | 0.8 | - | 20.8 | - | 4.2 | 3.7 |
| PEMBERTON G C #A-1 | ETC I INC | OIL | PROVED PRODUCING | 7.7 | 0.7 | 0.9 | 0.3 | 0.3 | 23.6 | 0.7 | - | 18.4 | - | 4.5 | 3.6 |
| BAKER SENIOR #8 | ETC I INC | OIL | PROVED PRODUCING | 4.8 | 0.9 | - | 0.0 | - | 4.3 | 0.1 | - | - | - | 4.1 | 3.5 |

MILLER ENERGY RESOURCES
RESERVES RANKED BY PV 10
ECONOMIC WELLS

| LEASE | ENTITY | MAJOR | RESERVE CATEGORY | LIFE INDEX | GROSS OIL MBBLS | GROSS GAS MMCF | NET OIL MBBLS | NET GAS MMCF | NET SALES M$ | SEV TAX M$ | AD VAL TAX M$ | OPERATING COST M$ | CAPITAL COST M$ | CASH FLOW M$ | DISC @10% M$ |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| BLAIR-HOARD #3(6) | KTO | OIL | PROVED PRODUCING | 1.7 | 0.2 | - | 0.1 | - | 11.9 | 0.4 | - | 8.0 | - | 3.5 | 3.4 |
| PEMBERTON TERRY #1 | KTO | OIL | PROVED PRODUCING | 4.7 | 0.4 | - | 0.3 | - | 27.0 | 0.8 | - | 22.4 | - | 3.8 | 3.3 |
| KOPPERS #23B | MILLER ENERGY RESOURCES | OIL | PROVED PRODUCING | 5.4 | 0.5 | - | 0.2 | - | 18.7 | 0.6 | - | 14.4 | - | 3.7 | 3.2 |
| STARR-DAVIDSON-MASON UNIT #1 | ETC I INC | OIL | PROVED PRODUCING | 3.5 | 0.3 | - | 0.2 | - | 18.5 | 0.6 | - | 14.5 | - | 3.5 | 3.1 |
| BAKER SENIOR #1 | MILLER ENERGY RESOURCES | OIL | PROVED PRODUCING | 2.1 | 0.2 | - | 0.2 | - | 15.3 | 0.5 | - | 11.7 | - | 3.2 | 3.0 |
| BAKER SENIOR #4 | ETC I INC | OIL | PROVED PRODUCING | 8.5 | 0.9 | - | 0.0 | - | 4.2 | 0.1 | - | - | - | 4.1 | 3.0 |
| EVERETT, O.K. 2 & 3 | ETC I INC | OIL | PROVED PRODUCING | 1.5 | 0.1 | - | 0.1 | - | 10.6 | 0.3 | - | 7.2 | - | 3.1 | 2.9 |
| SOUTHERN RR #1 E (WINONA 2) | ETC I INC | GAS | PROVED PRODUCING | 3.8 | - | 11.4 | - | 3.0 | 6.9 | 0.2 | - | 3.4 | - | 3.2 | 2.9 |
| NEWPORT#4 | MILLER ENERGY RESOURCES | OIL | PROVED PRODUCING | 3.1 | 0.2 | - | 0.1 | - | 10.6 | 0.3 | - | 7.1 | - | 3.2 | 2.9 |
| PURKEY #3 | MILLER ENERGY RESOURCES | GAS | PROVED PRODUCING | 9.8 | - | 16.1 | - | 7.0 | 16.0 | 0.5 | - | 11.8 | - | 3.7 | 2.8 |
| PEMBERTON BAKER #5 | ETC I INC | OIL | PROVED PRODUCING | 8.8 | 0.8 | - | 0.0 | - | 4.1 | 0.1 | - | - | - | 4.0 | 2.8 |
| LINDSAY #17 | MILLER ENERGY RESOURCES | GAS | PROVED PRODUCING | 5.0 | - | 10.1 | - | 3.5 | 8.0 | 0.2 | - | 4.8 | - | 3.0 | 2.6 |
| BURRESS -STW. #2 | ETC II LLC | OIL | PROVED PRODUCING | 1.1 | 0.2 | - | 0.1 | - | 8.1 | 0.2 | - | 5.2 | - | 2.7 | 2.6 |
| ELGINWOOD PRODUCTS #1 | ETC I INC | OIL | PROVED PRODUCING | 3.9 | 0.3 | - | 0.3 | - | 22.4 | 0.7 | - | 18.8 | - | 2.9 | 2.6 |
| SCOTT #2 | ETC I INC | OIL | PROVED PRODUCING | 1.8 | 0.2 | - | 0.0 | - | 2.7 | 0.1 | - | - | - | 2.6 | 2.4 |
| JONES HEIRS C/O SARAH HAWN #3 | ETC II LLC | OIL | PROVED PRODUCING | 4.4 | 0.4 | - | 0.3 | - | 24.6 | 0.7 | - | 21.3 | - | 2.6 | 2.3 |
| GREER STATE OF TENNESSEE ET AL UNIT | ETC I INC | OIL | PROVED PRODUCING | 2.9 | 0.3 | - | 0.2 | - | 16.9 | 0.5 | - | 14.0 | - | 2.4 | 2.2 |
| JEFF JOHNSON #1 | MILLER ENERGY RESOURCES | GAS | PROVED PRODUCING | 2.9 | - | 5.6 | - | 2.5 | 5.6 | 0.2 | - | 3.5 | - | 1.9 | 1.8 |
| SOUTHERN RAILWAY CO #1 | ETC II LLC | GAS | PROVED PRODUCING | 4.1 | - | 12.5 | - | 1.6 | 3.6 | 0.1 | - | 1.8 | - | 1.6 | 1.5 |
| SEXTON-NEWPORT #1 | MILLER ENERGY RESOURCES | OIL | PROVED PRODUCING | 1.9 | 0.1 | - | 0.1 | - | 6.1 | 0.2 | - | 4.4 | - | 1.5 | 1.4 |
| MARGARET SCOTT #3 | KTO | OIL | PROVED PRODUCING | 1.8 | 0.1 | - | 0.1 | - | 10.6 | 0.3 | - | 8.8 | - | 1.5 | 1.4 |
| BURRESS -STW. #2 | KTO | OIL | PROVED PRODUCING | 1.7 | 0.2 | - | 0.0 | - | 1.4 | 0.0 | - | - | - | 1.4 | 1.3 |
| AMES JOHN B ET AL #1 | ETC I INC | OIL | PROVED PRODUCING | 2.2 | 0.2 | - | 0.1 | - | 10.8 | 0.3 | - | 9.1 | - | 1.3 | 1.3 |
| BAKER SENIOR #1 | ETC I INC | OIL | PROVED PRODUCING | 3.2 | 0.3 | - | 0.0 | - | 1.5 | 0.0 | - | - | - | 1.4 | 1.3 |
| TERRY ETAL NO. 1 | ETC II LLC | OIL | PROVED PRODUCING | 1.4 | 0.1 | - | 0.1 | - | 8.3 | 0.2 | - | 6.8 | - | 1.2 | 1.2 |
| GERNT ET AL #1 | ETC I INC | OIL | PROVED PRODUCING | 0.8 | 0.1 | - | 0.0 | - | 4.2 | 0.1 | - | 3.0 | - | 1.0 | 1.0 |
| DIXON-DAVIDSON-MASON UNIT #1 | MILLER ENERGY RESOURCES | OIL | PROVED PRODUCING | 13.6 | 1.1 | - | 0.0 | - | 1.7 | 0.1 | - | - | - | 1.6 | 1.0 |
| FREELS PLATEAU PROP RUGBY LAND | MILLER ENERGY RESOURCES | OIL | PROVED PRODUCING | 1.4 | 0.7 | - | 0.1 | - | 8.0 | 0.2 | - | 6.8 | - | 1.0 | 0.9 |
| FAUST HUGH D III #5 | ETC I INC | OIL | PROVED PRODUCING | 2.4 | 0.2 | - | 0.1 | - | 12.9 | 0.4 | - | 11.6 | - | 0.9 | 0.8 |
| PEMBERTON-BAKER M38 | ETC I INC | OIL | PROVED PRODUCING | 2.6 | 0.2 | - | 0.1 | - | 4.8 | 0.1 | - | 3.7 | - | 0.9 | 0.8 |
| NEWPORT #2 | MILLER ENERGY RESOURCES | OIL | PROVED PRODUCING | 1.7 | 0.1 | - | 0.1 | - | 8.8 | 0.3 | - | 7.8 | - | 0.7 | 0.7 |
| PEMBERTON-BAKER #9 | ETC I INC | OIL | PROVED PRODUCING | 2.8 | 0.3 | - | 0.0 | - | 3.4 | 0.1 | - | 2.8 | - | 0.6 | 0.5 |
| LINDSAY #14 | MILLER ENERGY RESOURCES | GAS | PROVED PRODUCING | 3.1 | - | 4.6 | - | 1.4 | 3.2 | 0.1 | - | 2.6 | - | 0.5 | 0.4 |
| ECHOLS-GUNTER #1 | ETC I INC | GAS | PROVED PRODUCING | 2.0 | - | 3.5 | - | 0.9 | 2.1 | 0.1 | - | 1.6 | - | 0.4 | 0.4 |
| SOUTHERN RR #1 E (WINONA 2) | MILLER ENERGY RESOURCES | GAS | PROVED PRODUCING | 4.2 | - | 11.9 | - | 0.4 | 0.9 | 0.0 | - | 0.4 | - | 0.5 | 0.4 |
| DAVIDSON-DAVIDSON-STARR UNIT #1 | MILLER ENERGY RESOURCES | OIL | PROVED PRODUCING | 2.3 | 0.3 | - | 0.0 | - | 1.4 | 0.0 | - | 1.0 | - | 0.4 | 0.4 |
| STARR-DAV-STAT #1 | MILLER ENERGY RESOURCES | OIL | PROVED PRODUCING | 2.1 | 0.2 | - | 0.0 | - | 1.4 | 0.0 | - | 1.0 | - | 0.3 | 0.3 |
| FAUST HUGH D III #9 | ETC I INC | OIL | PROVED PRODUCING | 0.5 | 0.0 | - | 0.0 | - | 2.5 | 0.1 | - | 2.1 | - | 0.3 | 0.3 |
| LAWHORN HALL #3 | ETC I INC | OIL | PROVED PRODUCING | 0.4 | 0.0 | - | 0.0 | - | 2.4 | 0.1 | - | 2.0 | - | 0.3 | 0.3 |
| PEMBERTON-BAKER #1 | KTO | GAS | PROVED PRODUCING | 1.3 | - | 2.0 | - | 0.1 | 0.3 | 0.0 | - | - | - | 0.3 | 0.3 |
| JOHN V WEST #2 | ETC II LLC | GAS | PROVED PRODUCING | 0.9 | - | 1.5 | - | 1.1 | 2.5 | 0.1 | - | 2.2 | - | 0.2 | 0.2 |
| PEMBERTON BAKER #4 | ETC I INC | OIL | PROVED PRODUCING | 0.5 | 0.0 | - | 0.0 | - | 0.2 | 0.0 | - | - | - | 0.2 | 0.2 |
| STARR-DAVIDSON-MASON UNIT #1 | MILLER ENERGY RESOURCES | OIL | PROVED PRODUCING | 2.3 | 0.2 | - | 0.0 | - | 1.3 | 0.0 | - | 1.1 | - | 0.2 | 0.2 |
| PEMBERTON #9 | MILLER ENERGY RESOURCES | OIL | PROVED PRODUCING | 0.6 | 0.0 | - | 0.0 | - | 2.3 | 0.1 | - | 2.1 | - | 0.1 | 0.1 |
| STEVENSON JANE L #1 | ETC I INC | OIL | PROVED PRODUCING | 0.7 | 0.0 | - | 0.0 | - | 3.4 | 0.1 | - | 3.2 | - | 0.1 | 0.1 |
| BRUMMETT-BRIMSTONE UNIT #1 | ETC I INC | OIL | PROVED PRODUCING | 0.9 | 0.1 | - | 0.1 | - | 4.6 | 0.1 | - | 4.4 | - | 0.1 | 0.1 |
| CRISCILLIS C L #2 | ETC I INC | OIL | PROVED PRODUCING | 0.9 | 0.1 | - | 0.1 | - | 4.6 | 0.1 | - | 4.4 | - | 0.1 | 0.1 |
| BURESS #2 | MILLER ENERGY RESOURCES | OIL | PROVED PRODUCING | 0.3 | 0.0 | - | 0.0 | - | 0.7 | 0.0 | - | 0.6 | - | 0.1 | 0.1 |
| OVERTON, T. #1 | MILLER ENERGY RESOURCES | GAS | PROVED PRODUCING | 2.2 | - | 2.9 | - | 0.6 | 1.3 | 0.0 | - | 1.2 | - | 0.1 | 0.1 |
| LINDSAY #22 | MILLER ENERGY RESOURCES | GAS | PROVED PRODUCING | 1.0 | - | 1.3 | - | 0.5 | 1.1 | 0.0 | - | 1.0 | - | 0.1 | 0.1 |
| YORK BOBBY #1-TB | ETC II LLC | OIL | PROVED PRODUCING | 0.5 | 0.0 | - | 0.0 | - | 2.5 | 0.1 | - | 2.4 | - | 0.1 | 0.1 |
| PEMBERTON/BAKER #12 | ETC I INC | GAS | PROVED PRODUCING | 0.4 | - | 0.6 | - | 0.5 | 1.1 | 0.0 | - | 1.0 | - | 0.1 | 0.1 |
| CRISCILLIS-BOWLING-WALKER #1 | ETC I INC | OIL | PROVED PRODUCING | 0.3 | 0.0 | - | 0.0 | - | 1.7 | 0.1 | - | 1.6 | - | 0.0 | 0.0 |
| ROGER TODD ETAL #1 | ETC II LLC | OIL | PROVED PRODUCING | 0.3 | 0.0 | - | 0.0 | - | 0.9 | 0.0 | - | 0.8 | - | 0.0 | 0.0 |
| BRIMSTONE-BRUMMETT ET AL UNIT #1 | ETC I INC | OIL | PROVED PRODUCING | 0.2 | 0.0 | - | 0.0 | - | 0.9 | 0.0 | - | 0.8 | - | 0.0 | 0.0 |
| STRUNK AVERY UNIT #1 | ETC II LLC | GAS | PROVED PRODUCING | 0.3 | - | 0.4 | - | 0.4 | 0.8 | 0.0 | - | 0.8 | - | 0.0 | 0.0 |
| GREER STATE OF TENNESSEE ET AL UNIT | MILLER ENERGY RESOURCES | OIL | PROVED PRODUCING | 6.3 | 0.5 | - | 0.0 | - | 0.0 | 0.0 | - | - | - | 0.0 | 0.0 |
| BRIMSTONE LAND COMPANY #4 | ETC II LLC | OIL | PROVED PRODUCING | 0.2 | 0.0 | - | 0.0 | - | 0.8 | 0.0 | - | 0.8 | - | 0.0 | 0.0 |
| PEMBERTON-BAKER #6 | ETC I INC | GAS | PROVED PRODUCING | 0.1 | - | 0.1 | - | 0.1 | 0.2 | 0.0 | - | 0.2 | - | 0.0 | 0.0 |
| PEMBERTON-BAKER #13 | ETC I INC | GAS | PROVED PRODUCING | 0.1 | - | 0.1 | - | 0.1 | 0.2 | 0.0 | - | 0.2 | - | 0.0 | 0.0 |
| J ROBINSON #1 (BOWLIN, SYL #1) | MILLER ENERGY RESOURCES | GAS | PROVED PRODUCING | - | - | - | - | - | - | - | - | - | - | - | - |
| BOWLIN, J.C. #1 | MILLER ENERGY RESOURCES | GAS | PROVED PRODUCING | - | - | - | - | - | - | - | - | - | - | - | - |
| BOWLIN, BILLY #2 | MILLER ENERGY RESOURCES | GAS | PROVED PRODUCING | - | - | - | - | - | - | - | - | - | - | - | - |
| BOWLIN, BILLY #3 | MILLER ENERGY RESOURCES | GAS | PROVED PRODUCING | - | - | - | - | - | - | - | - | - | - | - | - |
| LINDSAY #09 | MILLER ENERGY RESOURCES | GAS | PROVED PRODUCING | - | - | - | - | - | - | - | - | - | - | - | - |
| LINDSAY #10 | MILLER ENERGY RESOURCES | GAS | PROVED PRODUCING | - | - | - | - | - | - | - | - | - | - | - | - |
| TREW HANNAH HEIRS #2 | ETC I INC | OIL | PROVED PRODUCING | - | - | - | - | - | - | - | - | - | - | - | - |
| DUNCAN-BRUMMETT #1 | ETC I INC | OIL | PROVED PRODUCING | - | - | - | - | - | - | - | - | - | - | - | - |
| SNEED JAMES R #1 | ETC II LLC | GAS | PROVED PRODUCING | - | - | - | - | - | - | - | - | - | - | - | - |

**MILLER ENERGY RESOURCES**
**RESERVES RANKED BY PV 10**
**ECONOMIC WELLS**

| LEASE | ENTITY | MAJOR | RESERVE CATEGORY | LIFE INDEX | GROSS OIL MBBLS | GROSS GAS MMCF | NET OIL MBBLS | NET GAS MMCF | NET SALES M$ | SEV TAX M$ | AD VAL TAX M$ | OPERATING COST M$ | CAPITAL COST M$ | CASH FLOW M$ | DISC @10% M$ |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| LINDSAY #23 | MILLER ENERGY RESOURCES | GAS | PROVED PRODUCING | - | - | - | - | - | - | - | - | - | - | - | - |
| PEMBERTON BAKER-UH #8A | KTO | OIL | PROVED PRODUCING | - | - | - | - | - | - | - | - | - | - | - | - |
| W.D. TODD ETAL #1 | ETC II LLC | OIL | PROVED PRODUCING | - | - | - | - | - | - | - | - | - | - | - | - |
| TREW HANNAH HEIRS #2 | MILLER ENERGY RESOURCES | OIL | PROVED PRODUCING | - | - | - | - | - | - | - | - | - | - | - | - |
| PEMBERTON BAKER-UH #8A | ETC I INC | OIL | PROVED PRODUCING | - | - | - | - | - | - | - | - | - | - | - | - |
| | | | GRAND TOTAL | | 240.2 | 856.2 | 135.4 | 310.6 | 12,404.7 | 372.1 | - | 4,731.9 | - | 7,300.7 | 4,994.8 |